UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 12, 2014
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Adoption of 2014 Short-Term Incentive Compensation Plan
On February 12, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company’s 2014 Short-Term Incentive Compensation Plan (the “2014 STIC Plan”), which provides for the payment of cash incentive awards to plan participants in early 2015 if, and to the extent to which, certain performance objectives are achieved during 2014.
The 2014 incentive target opportunities for each of the Company’s named executive officers are the same percentages of compensation as the target incentive opportunities for each of the officers under the Company’s 2013 short-term incentive compensation plan, except that the target for Jeffrey H. Foster, the Company’s Executive Vice President and Chief Financial Officer, now is 60% of his annual base salary.
Lammot J. du Pont, the Company’s Chairman of the Board, will not be a participant in the 2014 STIC Plan.
Adoption of 2014 Long-Term Incentive Compensation Plan
On February 12, 2014, the Committee also adopted the Company’s 2014 Long-Term Incentive Compensation Plan (the “2014 LTIC Plan”) for plan participants, including the named executive officers. Mr. du Pont will not be a participant in the 2014 LTIC Plan.
The 2014 LTIC Plan includes shares of time-vesting restricted common stock of the Company (“Restricted Stock”) and performance-vesting stock units (“Performance Units”).
The Restricted Stock awards vest ratably in three equal portions on each of March 1, 2015, 2016 and 2017 so long as the participant remains continuously employed by the Company or an affiliate of the Company from the date of the grant through the applicable vesting date.
The Performance Units vest on March 1, 2017, but only if (a) the participant remains continuously employed by the Company or an affiliate of the Company until that date, (b) with respect to one-half of each Performance Unit award, the total stockholder return of the Company’s common stock for the three-year performance period beginning on January 1, 2014 (the “Performance Period”) meets or exceeds the return of the MSCI US REIT Index for the Performance Period, and (c) with respect to the remaining half of each Performance Unit award, the total stockholder return of the Company’s common stock for the Performance Period meets or exceeds the return of an index of publicly-traded data center companies for the Performance Period.
The CEO’s entire award under the 2014 LTIC Plan is in the form of Performance Units. For each of the Executive Vice Presidents and Senior Vice Presidents of the Company, the allocation of awards is one-half Performance Units and one-half Restricted Stock.
On February 12, 2014, the Committee approved the following equity-based incentive awards under the 2014 LTIC Plan:

•	Hossein Fateh, the Company’s President and Chief Executive Officer, 68,413 Performance Units;

•	Jeffrey H. Foster, the Company’s Executive Vice President and Chief Financial Officer, 9,774 Performance Units and 9,774 shares of Restricted Stock;

•	Richard A. Montfort, the Company’s Executive Vice President, General Counsel and Secretary, 6,842 Performance Units and 6,842 shares of Restricted Stock; and

•	Maria Kenny, the Company’s Senior Vice President, Finance and Treasurer, 6,842 Performance Units and 6,842 shares of Restricted Stock.
Copies of the 2014 STIC Plan and the 2014 LTIC Plan and the forms of the Restricted Stock Award Agreement and Performance Stock Unit Award Agreement are attached to this report as exhibits. The summary set forth above is qualified in its entirety by reference to each of these documents.
Compensation of Chairman of the Board
On February 12, 2014, the Committee also approved annual compensation for Mr. du Pont in an amount equal to that paid to independent members of the Company’s Board of Directors, namely, an annual cash payment of $40,000 and an annual award of the Company’s common stock with a value of $40,000. This compensation will be paid to Mr. du Pont at the same time as the Company makes similar payments to the independent members of its Board of Directors, which in the past has been following the Company’s annual meeting of stockholders held in May of each year. Prior to this action, Mr. du Pont’s received annual compensation of $1.00.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1    2014 Short-Term Incentive Compensation Plan
10.2    2014 Long-Term Incentive Compensation Plan
10.3    Form of Restricted Stock Award Agreement
10.4    Form of Performance Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

February 18, 2014	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary